Exhibit 24

POWERS OF ATTORNEY

The undersigned directors of OMNICARE, INC. ("Company") hereby appoints JOHN G. FIGUEROA, JOHN L. WORKMAN and ALEXANDER M. KAYNE as his/her true and lawful attorneys-in-fact for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and all amendments thereto, to be filed with the Securities and Exchange Commission.  Each of such attorneys-in-fact is appointed with full power to act without the other.

/s/ James D. Shelton	February 20, 2012
James D. Shelton	Date

/s/ Mark A. Emmert	February 20, 2012
Mark A. Emmert	Date

/s/ Steven J. Heyer	February 20, 2012
Steven J. Heyer	Date

/s/ Andrea R. Lindell	February 20, 2012
Andrea R. Lindell, Ph.D., RN	Date

/s/ Barry Schochet	February 20, 2012
Barry Schochet	Date

/s/ Amy Wallman	February 20, 2012
Amy Wallman	Date